UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 11, 2010

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7700
(Address of Principal Executive Offices, including Zip Code)
(203) 316-1111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 11, 2010, the Compensation Committee of the Board of Directors of Gartner, Inc. (the “Company” or “Gartner”) approved the following compensatory arrangements for the Company’s named executive officers (as most recently set forth in the Company’s proxy statement dated April 22, 2009); i.e., Eugene A. Hall (chief executive officer); Christopher J. Lafond (chief financial officer); Lewis G. Schwartz (senior vice president, general counsel and corporate secretary); Per Anders Waern (senior vice president, consulting); and Dale Kutnick (senior vice president, executive programs) (the “NEOs”), as follows:
2010 Executive Performance Bonus Plan.
On February 11, 2010, the Compensation Committee approved Gartner’s 2010 Executive Performance Bonus Plan (the “2010 Bonus Plan”) and established annual target bonus amounts that may be earned for fiscal year 2010 under the 2010 Bonus Plan by Messrs. Hall, Lafond, Schwartz, Waern and Kutnick of $753,287, $264,732, $237,458, $210,209 and $210,183, respectively. These amounts are target bonus amounts (100%), and the amounts of bonuses ultimately payable will range from 0% to 200% of target based upon achievement of the performance metrics set by the Compensation Committee relating to 2010 EBITDA and Contract Value (CV) at December 31, 2010, and certification of such achievement by the Compensation Committee in early 2011. The target amounts represent 100% of base salary for Mr. Hall, and 60% of base salary for each of Messrs. Lafond, Schwartz, Waern and Kutnick.
2010 Long — Term Incentive Award. On February 11, 2010, the Compensation Committee approved and made 2010 annual long-term incentive equity awards to the NEOs under our stockholder-approved 2003 Long-Term Incentive Plan consisting of Stock Appreciation Rights (SARs) and Performance Restricted Stock Units (PRSUs) as follows:

Name	Number of SARs	Target Number of PRSUs*
Eugene A. Hall	215,174	188,323
Christopher J. Lafond	59,974	52,490
Lewis G. Schwartz	29,950	26,212
Per Anders Waern	29,950	26,212
Dale Kutnick	29,950	26,212

*	Adjusted as described in the narrative below
     Stock Appreciation Rights. The Stock Appreciation Rights Agreements provide for the grant of a number of stock appreciation rights that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. Assuming continued service through each vesting date, the SARs vest in four equal annual installments commencing February 11, 2011. Upon exercise of the SARs, the NEO must pay a purchase price per share equal to the value of Gartner’s common stock on the date of grant ($22.06), or the NEO may settle the SARs by allowing the Company to withhold a sufficient number of shares that is equal in value to the aggregate exercise price. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding.
     Performance Restricted Stock Units. The Performance Restricted Stock Unit Agreements provide for the grant of PRSUs that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. The actual number of PRSUs granted depends upon achievement of a performance metric set by the Compensation Committee relating to Gartner’s CV at December 31, 2010, and certification of such achievement by the Compensation Committee in early 2011. The actual number of PRSUs awarded will be adjusted from 0% and 200% of the target number depending on the extent to which the performance metric is achieved. Assuming continued service through each vesting date, the PRSUs, as adjusted, will vest in four equal annual installments commencing February 11, 2011. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding.
     Stockholder Rights. SAR and PRSU recipients do not have stockholder rights, including voting rights and the right to receive dividends and distributions, until after actual shares of Gartner common stock are released upon exercise or vesting.
     The Forms of Stock Appreciation Right Agreement and Performance Restricted Stock Unit Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Form of Stock Appreciation Right Agreement

10.2	Form of Performance Restricted Stock Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
Date: February 16, 2010	By:	/s/ Christopher J. Lafond
Christopher J. Lafond
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Form of Stock Appreciation Right Agreement

10.2	Form of Performance Restricted Stock Unit Agreement